Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FOURTH QUARTER & FULL YEAR 2023 RESULTS

SETS $15MM ADJUSTED EBITDA GAIN AS TRANSFORMATION TARGET

Newport Beach, CA – March 14, 2024 – American Vanguard Corporation (NYSE: AVD) today announced financial results for the fourth quarter and full year ended December 31, 2023.

Fiscal 2023 Fourth Quarter Financial Highlights – versus Fiscal 2022 Fourth Quarter:

•	Net sales were $172.2 million in 2023, compared to $159.5 million in 2022

•	Net income was $7.0 million in 2023, compared to $3.9 million in 2022

•	Earnings per diluted share of $0.25 in 2023, compared to $0.13 in 2022

•	Adjusted EBITDA[1] of $21 million in 2023, compared to $12 million in 2022

Fiscal 2023 Full Year Financial Highlights – versus Fiscal 2022 Full Year:

•	Net sales were $579 million in 2023, compared to $610 million in 2022

•	Net income was $7.5 million in 2023, compared to $27.4 million in 2022

•	Earnings per diluted share of $0.26 in 2023, compared to $0.92 in 2022

•	Adjusted EBITDA[1] of $55 million in 2023, compared to $73 million in 2022

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “We rebounded sharply in Q4 after having weathered the effect of global destocking within the distribution channel, the oversupply of Chinese generic products into multiple regions, and the unavailability of our most profitable products due to supply chain issues. Increased demand during Q4 provided evidence that destocking activity continues to subside and that, even while showing greater discipline, procurement within the distribution channel is following more normal patterns. During the quarter, we achieved predicted revenue growth, maintained solid manufacturing operations, sustained strong profit margins by bolstering brand value and strengthened our balance sheet.”

Mr. Wintemute concluded: “Looking forward, we believe that our company is situated well in both domestic and international markets and are targeting 8 to 12% revenue growth resulting in a full year adjusted EBITDA range of $70 to $80 million in 2024. We expect gross profit margins to remain strong, operating expenses to be tightly managed, and factory performance to be efficient. In addition, with the assistance of our consultant Kearney, through our business transformation initiative, we are targeting growth of adjusted EBITDA to 15% of net sales or an additional $15 million or more of adjusted EBITDA on a full year basis. The full benefit of the transformation will be realized by 2026 through a combination of operational, commercial, digital, and general and administrative sub-initiatives. We look forward to giving you a detailed presentation during our upcoming earnings call.”

[1]

Earnings before interest, taxes, depreciation, and amortization. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results and strategic themes at 5:00 pm ET on March 14, 2024. Interested parties may participate in the call by dialing 201-493-6744. Please call in 10 minutes before the scheduled start time and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	the Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com

CONSOLIDATED BALANCE SHEETS

December 31, 2023 and 2022

(In thousands, except share data)

(Unaudited)

	2023	2022
Assets
Current assets:
Cash and cash equivalents	$11,416	$20,328
Receivables:
Trade, net of allowance for credit losses of $7,107 and $5,136, respectively	182,613	156,492
Other	8,356	9,816

Total receivables, net	190,969	166,308

Inventories	219,551	184,190
Prepaid expenses	6,261	15,850
Income taxes receivable	3,824	1,891

Total current assets	432,021	388,567
Property, plant and equipment, net	74,560	70,912
Operating lease right-of-use assets, net	22,417	24,250
Intangible assets, net of amortization	172,508	184,664
Goodwill	51,199	47,010
Deferred income tax assets	2,849	141
Other assets	11,994	10,769

Total assets	$767,548	$726,313

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$68,833	$69,000
Customer prepayments	65,560	110,597
Accrued program costs	68,076	60,743
Accrued expenses and other payables	16,354	20,982
Operating lease liabilities, current	6,081	5,279
Income taxes payable	5,591	—

Total current liabilities	230,495	266,601
Long-term debt	138,900	51,477
Operating lease liabilities, long-term	17,113	19,492
Deferred income tax liabilities	7,892	14,597
Other liabilities	3,138	4,167

Total liabilities	397,538	356,334

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $0.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $0.10 par value per share; authorized 40,000,000 shares; issued 34,676,787 shares in 2023 and 34,446,194 shares in 2022	3,467	3,444
Additional paid-in capital	110,810	105,634
Accumulated other comprehensive loss	(5,963)	(12,182)
Retained earnings	332,897	328,745

	441,211	425,641
Less treasury stock at cost, 5,915,182 shares in 2023 and 5,029,892 in 2022	(71,201)	(55,662)

Total stockholders’ equity	370,010	369,979

Total liabilities and stockholders’ equity	$767,548	$726,313

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2023, 2022 and 2021

(In thousands, except per share data)

(Unaudited)

	2023	2022	2021
Net sales	$579,371	$609,615	$557,676
Cost of sales	(400,207)	(417,227)	(386,953)

Gross profit	179,164	192,388	170,723
Operating expenses
Selling, general and administrative	(117,844)	(119,921)	(111,093)
Research, product and regulatory	(38,025)	(31,816)	(28,855)

Total operating expenses	(155,869)	(151,737)	(139,948)
Bargain purchase gain on business acquisition	—	—	171

Operating income	23,295	40,651	30,946
Change in fair value of equity investments, net	(359)	(732)	(790)
Other income	—	—	672
Interest expense, net	(12,639)	(3,954)	(3,687)

Income before provision for income taxes and loss on equity method investment	10,297	35,965	27,141
Provision for income taxes	(2,778)	(8,561)	(8,166)

Income before loss on equity method investment	7,519	27,404	18,975
Loss from equity method investment	—	—	(388)

Net income	$7,519	$27,404	$18,587

Earnings per common share—basic	$0.27	$0.94	$0.62

Earnings per common share—assuming dilution	$0.26	$0.92	$0.61

Weighted average shares outstanding—basic	28,128	29,234	29,811

Weighted average shares outstanding—assuming dilution	28,533	29,872	30,410

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

For the years and quarters ended December 31, 2023 and 2022

(Unaudited)

	For the quarters ended December 31,		For the years ended December 31,
	2023	2022	2023	2022
Net sales:
U.S. crop	$83,406	$68,231	$269,229	$288,624
U.S. non-crop	25,246	22,865	75,287	76,709

Total U.S.	108,652	91,096	344,516	365,333
International	63,528	68,366	234,855	244,282

Total net sales	$172,180	$159,462	$579,371	$609,615
Total cost of sales	$(117,545)	$(117,529)	$(400,207)	$(417,227)

Total gross profit	54,635	41,933	179,164	192,388

Total gross margin	32%	26%	31%	32%

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2023, 2022 and 2021

(In thousands)

(Unaudited)

	2023	2022	2021
Cash flows from operating activities:
Net income	$7,519	$27,404	$18,587
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	21,780	22,138	22,229
Amortization of other long-term assets	1,754	3,573	3,943
Amortization and accretion of deferred loan fees and discounted liabilities	254	289	359
Loss on disposal of property, plant and equipment	—	268	194
Provision for bad debts	1,935	1,171	649
Provision for inventory obsolescence	517	340	1,034
Loan principal and interest forgiveness	—	—	(672)
Fair value adjustment of contingent consideration	—	610	758
Decrease in environmental liability	—	—	(167)
Stock-based compensation	6,138	5,684	6,880
Deferred income taxes	(9,710)	(5,278)	(2,090)
Changes in liabilities for uncertain tax positions or unrecognized tax benefits	(508)	(1,441)	(1,783)
Change in equity investment fair value	359	732	790
Loss from equity method investment	—	—	388
Bargain purchase gain	—	—	(171)
Non-cash lease expense	256	68	286
Foreign currency transaction gains	(581)	(29)	(225)
Changes in assets and liabilities associated with operations, net of business combinations:
Increase in net receivables	(20,278)	(6,447)	(24,347)
(Increase) decrease in inventories	(27,832)	(29,560)	8,323
(Increase) decrease in income tax receivable, net	3,568	(4,910)	6,051
(Increase) decrease in prepaid expenses and other assets	1,269	(3,082)	(4,581)
Increase (decrease) in accounts payable	(2,287)	1,704	8,783
(Decrease) Increase in deferred revenue	(45,079)	47,551	19,280
Increase (decrease) in accrued program costs	7,244	(2,449)	17,877
Increase (decrease) in other payables and accrued expenses	(5,066)	90	3,986
Decrease in contingent consideration	—	(1,321)	—

Net cash (used in) provided by operating activities	(58,748)	57,105	86,361

Cash flows from investing activities:
Capital expenditures	(11,878)	(13,261)	(9,518)
Proceeds from disposal of property, plant and equipment	242	84	—
Acquisitions of business and product line	(5,195)	—	(10,000)
Intangible assets	(186)	(1,293)	(524)

Net cash used in investing activities	(17,017)	(14,470)	(20,042)

Cash flows from financing activities:
Payments under line of credit agreement	(172,500)	(254,000)	(186,569)
Borrowings under line of credit agreement	259,100	253,000	131,000
Payment of contingent consideration	—	(68)	(1,301)
Net receipt from the issuance of common stock under ESPP	981	837	743
Net receipt from the exercise of stock options	46	827	172
Net payment from common stock purchased for tax withholding	(1,967)	(2,067)	(2,955)
Repurchase of common stock	(15,539)	(34,002)	(4,579)
Payment of cash dividends	(3,384)	(2,787)	(2,382)

Net cash provided by (used in) financing activities	66,737	(38,260)	(65,871)

Net (decrease) increase in cash and cash equivalents	(9,028)	4,375	448
Effect of exchange rate changes on cash and cash equivalents	116	(332)	(86)
Cash and cash equivalents at beginning of year	20,328	16,285	15,923

Cash and cash equivalents at end of year	$11,416	$20,328	$16,285

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO EBITDA

For the years and quarters ended December 31, 2023 and 2022

(Unaudited)

	For the years ended December 31,
	2023	2022
Net income	$7,519	$27,404
Provision for income taxes	2,778	8,561
Interest expense, net	12,639	3,954
Proxy costs	541	1,785
Depreciation and amortization	23,534	25,711
Stock compensation expense	6,138	5,684
Transformation costs	957	—

Adjusted EBITDA[2]	$54,106	$73,099

	For the quarters ended December 31,
	2023	2022
Net income	$6,979	$3,898
Provision (benefit) for income taxes	712	(1,626)
Interest expense, net	4,357	1,698
Depreciation and amortization	5,684	6,406
Stock compensation expense	1,881	1,288
Transformation costs	957	—

Adjusted EBITDA[2]	$20,570	$11,664

[2]

Earnings before interest, taxes, depreciation, and amortization. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.